Exhibit 10.1

security agreement

THIS SECURITY AGREEMENT (this “Agreement”) is made as of November 10, 2022, by and among HELBIZ, INC., a Delaware corporation (the “Company”) and the other guarantors party hereto from time to time (each, a “Guarantor” and, together, the “Guarantors”; the Guarantors, together with Company, each, a “Debtor” and together, the “Debtors”), each having a mailing address as set forth in the Perfection Certificate (as defined below), with and for the benefit and security of YA II PN, LTD. (the “Secured Party,” which term shall include its successors and assigns). The Debtors and the Secured Party are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. The Company and the Secured Party have entered into (i) that certain Securities Purchase Agreement, dated April 15, 2022, (ii) that certain Securities Purchase Agreement, dated August 9, 2022, and (iii) that certain Securities Purchase Agreement, dated August 23, 2022 (in each case, as amended, restated, supplemented or otherwise modified from time to time, collectively, the “SPA”), pursuant to which the Company has issues to the Secured Party certain Convertible Debentures (as defined therein) (collectively, the “Debentures”).

B. In connection with the SPA, each Guarantor has entered into that certain Global Guaranty Agreement, dated April 15, 2022, in favor of the Secured Party (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”).

C. As a condition to the certain waivers of terms of the Debentures made by the Secured Party on or about the date hereof, each Debtor has agreed to make this Agreement, for the benefit of the Secured Party, to secure all of each Debtor’s obligations, indebtedness and liabilities to the Secured Party, whether now existing or hereafter created, arising or acquired (the “Obligations”).

D. The Debtor has entered into the following agreements (the “Prior IP Security Agreements”) with Securis Investment Partners, LLP on March 23, 2021 (i) a Loan and Security Agreement, (ii) a Patent Security Agreement and (iii) a Trademark Security Agreement.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtors make the following covenants, agreements, representations and warranties with and for the benefit and security of the Secured Party:

Article I
CONSTRUCTION AND DEFINED TERMS

Section 1.01. Recitals. The recitals to this Agreement are a material and substantive part of this Agreement. The recitals are incorporated herein and made part of this Agreement.

Section 1.02. Defined Terms. Unless otherwise defined in this Agreement:

(a) when used in this Agreement the following terms shall have the meanings ascribed to them in Article 9 as adopted and in effect in the Governing Jurisdiction on the date of this Agreement: (i) “Accession”; (ii) “Account”; (iii) “Account Debtor”; (iv) “As-extracted collateral”; (v) “Bank”; (vi) “Certificate of Title”; (vii) “Chattel Paper”; (viii) “Commingled Goods”; (ix) “Commercial Tort Claim”; (x) “Commodity Account”; (xi) “Commodity Contract”; (xii) “Commodity Intermediary”; (xiii) “Deposit Account”; (xiv) “Document”; (xv) “Electronic Chattel Paper”; (xvi) “Equipment”; (xvii) “Farm Products”; (xviii) “Financing Statement”; (xix) “Fixture Filing”; (x) “Fixtures”; (xxi) “General Intangible”; (xxii) “Goods”; (xxiii) “Health-care-insurance receivable”; (xxiv) “Instrument”; (xxv) “Inventory”; (xxvi) “Investment Property”; (xxvii) “Letter-of-credit rights”; (xxviii) “Manufactured Home”; (xxix) “Payment Intangible”; (xxx) “Proceeds”; (xxxi) “Promissory Note”; (xxxii) “Record”; (xxxiii) “Registered Organization”; (xxxiv) “Software”; (xxxv) “State”; (xxxvi) “Supporting Obligation”; and (xxxvii) “Transmitting Utility”;

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(b) when used in this Agreement the following terms shall have the meanings ascribed to them in Article 1 as adopted and in effect in the Governing Jurisdiction on the date of this Agreement: (i) “document of title”; (ii) “electronic document of title”; and (iii) “tangible document of title”;

(c) when used in this Agreement the following terms shall have the meanings ascribed to them in Article 8 as adopted and in effect in the Governing Jurisdiction on the date of this Agreement: (i) “Certificated Security”; (ii) “Financial Asset”; (iii) “Securities Account”; (iv) “Security”; (v) “Security Entitlement”; and (vi) “Uncertificated Security”;

(d) capitalized terms used in this Agreement that are not defined in this Agreement but are defined in the SPA, the Debentures or the Guaranty, shall have the meanings given to such terms in the SPA, the Debentures or the Guaranty, as the case may be; and

(e) the following capitalized terms used in this Agreement shall have the following meanings:

“Acceptable Bailee” A Bailee that is acceptable to the applicable Debtor and the Secured Party.

“Affiliate” As to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise.

“Applicable Jurisdiction” For any Person (other than an individual), the State or other jurisdiction under the laws of which such Person is formed, organized, created or incorporated, as the case may be.

“Article 1” Article 1 (or Chapter 1, Division 1 or Title 1, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – General Provisions, as adopted and in effect in the Governing Jurisdiction from time to time.

“Article 5” Article 5 (or Chapter 5, Division 5 or Title 5, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – Letters of Credit, as adopted and in effect in the Governing Jurisdiction from time to time.

“Article 7” Article 7 (or Chapter 7, Division 7 or Title 7, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – Documents of Title, as adopted and in effect in the Governing Jurisdiction from time to time.

“Article 8” Article 8 (or Chapter 8, Division 8 or Title 8, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – Investment Securities, as adopted and in effect in the Governing Jurisdiction, or in any Applicable Jurisdiction, from time to time.

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“Article 9” Article 9 (or Chapter 9, Division 9 or Title 9, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – Secured Transactions, as adopted and in effect in the Governing Jurisdiction from time to time.

“Bailee” Any warehouseman, storage facility operator, processor or other Third Party that is in possession of any of the Collateral.

“Bailee Agreement” A written agreement, in form and substance satisfactory to the Secured Party, made for the benefit of the Secured Party, and executed and delivered by a Bailee, a Debtor and the Secured Party, with respect to any bailment or other arrangement under which Collateral is held by such Bailee, (a) pursuant to which agreement (i) the Bailee acknowledges that it has been notified by the Secured Party that the Secured Party has a security interest in any Goods accepted by the Bailee from the Debtor at any time, (ii) the Bailee acknowledges that the Bailee holds possession of the Collateral for the Secured Party’s benefit and, as to Collateral to be received by the Bailee in the future, the Bailee will hold possession of such Collateral for the Secured Party’s benefit, (iii) the Bailee, on terms satisfactory to the Secured Party, either waives any security interest or lien that the Bailee may have in or on any of the Collateral, or, if subordination is acceptable to the Secured Party, the Bailee subordinates any such security interest or lien to the Secured Party’s security interest in the Collateral, (iv) if the Bailee is a warehouse, the Bailee agrees that all Goods accepted by the Bailee from the Debtor at any time will be evidenced by non-negotiable warehouse receipts and that none of the Goods accepted by the Bailee from the Debtor at any time will be evidenced by a negotiable warehouse receipt, (v) the parties agree that upon the Secured Party’s request, the Bailee shall issue and deliver such non-negotiable warehouse receipts to the Secured Party, (vi) the Bailee agrees that it will, upon the Secured Party’s written request, provide the Secured Party with copies of the Bailee’s agreements, warehouse receipts, account statements, inventories and other records and information pertaining to the Collateral, (vii) the Bailee and the Debtor agree that upon notification from the Secured Party to the Bailee that the Secured Party is exercising exclusive control of the Collateral, the Bailee shall comply exclusively with the Secured Party’s instructions with regard to the handling, storage, repair, processing, assembly, completion, packaging, removal, relocation, delivery and shipment of the Collateral, and (viii) the Secured Party is permitted to have access to and to take possession of the Collateral or otherwise remove such Collateral from the possession of the Bailee, and (b) which written agreement shall contain such other provisions as the Secured Party may require.

“Bailment Agreement” Any agreement between a Debtor and a Bailee that is in possession of any Collateral, which agreement evidences the terms under which such Bailee is in possession of such Collateral.

“Board of Directors” With respect to (a) a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) a limited partnership, the board of directors of the general partner of the partnership; (c) a limited liability company, the managing member or managing members or any controlling committee of the managing members thereof, such as a board of managers; and (d) any other Person (including any partnership with a general partner that does not have a Board of Directors), the board, committee or trustee(s) of such Person serving a similar function.

“Collateral” As defined in Section 2.01 of this Agreement.

“Collateral Account” A Deposit Account that is either (a) maintained with the Secured Party, if the Secured Party is a Bank, (b) subject to a written deposit account control agreement by and among a Debtor, the Secured Party and the Bank with which the Deposit Account is maintained, which deposit account control agreement shall contain such provisions as the Secured Party may deem necessary or appropriate for the perfection of the Secured Party’s first priority security interest in the Collateral Account by control and for the protection of the Secured Party’s rights to the Collateral, or (c) a Deposit Account with respect to which the Secured Party is the Bank’s customer.

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“Collateral Debtor” Each Account Debtor with respect to any Collection Collateral that is an Account, Chattel Paper or General Intangible, and each Person obligated to any Debtor with respect to any Collection Collateral other than an Account, Chattel Paper, or General Intangible.

“Collateral Report” A written report prepared by a Debtor and furnished to the Secured Party, which report shall (a) be in a form satisfactory to the Secured Party, (b) furnish such information regarding the Collateral as may be requested by the Secured Party (or as the Debtor may otherwise be required to furnish to the Secured Party), (c) be executed by a Responsible Officer, and (d) be certified by such Responsible Officer as containing information that is true, accurate and complete.

“Collection Collateral” Accounts, Chattel Paper, General Intangibles, Instruments, Documents, Investment Property, Letter-of-credit rights, Commercial Tort Claims and Supporting Obligations, and any other Collateral that constitutes or includes an obligation to make a payment to any Debtor.

“Control Collateral” Deposit Accounts, Investment Property, Letter-of-credit rights, Electronic Chattel Paper and other Collateral as to which a security interest therein may be perfected by control in accordance with the UCC.

“Default” An event, occurrence, circumstance, act or failure to act which (a) constitutes an Event of Default or (b) with the giving of notice and/or the passage of time would become an Event of Default.

“Designated Location” As defined in Section 4.09 of this Agreement.

“Disposition” As defined in Section 5.03 of this Agreement.

“Event of Default” As defined in Section 6.01 of this Agreement.

“Governing Jurisdiction” As defined in Section 8.21 of this Agreement.

“Indebtedness” As applied to any Person, any of the following: (a) any obligations or indebtedness in respect of loans or other money borrowed, including any obligations or indebtedness evidenced by notes, certificates, bonds, debentures or other debt instruments; (b) any obligations or indebtedness on which interest is accrued or charged; (c) any obligations or indebtedness, whether liquidated, contingent or otherwise, as an account party or applicant under or in respect of any acceptances, letters of credit, bank guarantees, surety bonds or similar arrangements; (d) any obligations or indebtedness to pay the deferred purchase price of Property or services; (e) any obligations or indebtedness in respect of capital leases; (f) any obligations or indebtedness secured by a security interest or other lien on such Person’s Property regardless of whether such Person is liable for such obligation or indebtedness (and even though the rights of the holder of such obligation or indebtedness in the event of default may be limited to repossession or sale of such Property); (g) any obligations or indebtedness under any interest rate swap, collar or cap agreements, interest rate forward, future or option contracts, currency swap agreements, currency cap or collar agreements, cross-currency rate swap agreements, currency forward, future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements, including any agreement, contract or transaction that is or constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, 7 U.S.C. §1, et seq., as amended from time to time; and (h) all of such Person’s obligations or indebtedness as a guarantor, surety, or accommodation party of items of another Person that as to such other Person would constitute Indebtedness of such other Person under the preceding clauses of this definition.

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“Items of Payment” Any checks, drafts, cash, money, funds and other remittances of payment of, or on account of, any Collection Collateral, or received as Proceeds of the sale or other Disposition of any of the Debtor’s Property or as payment for any services rendered by the Debtor to any Person or as proceeds of insurance.

“Laws” All federal, state, county, local, district, territorial, foreign or international statutes, treaties, conventions, rules, regulations, guidelines, ordinances, codes, administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority (or any branch, department, agency, board, commission, bureau, unit, office or instrumentality thereof) charged with the enforcement, interpretation or administration thereof, and all judicial or administrative judgments, orders, decisions, decrees, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Legal Requirements” With respect to any Person, (a) all Laws applicable to such Person or such Person’s Property, business or other activities and (b) any concessions, grants, franchises, licenses, permits and other agreements or contractual obligations, with, of or from any government or Governmental Authority, in each case whether or not having the force of law.

“Lien Proceedings” Any action taken (including self-help) or proceeding (judicial or otherwise) commenced by any Person other than the Secured Party for the purpose of enforcing or protecting any actual or alleged security interest in, or other lien on, any of the Collateral, and including any foreclosure, repossession, attachment, execution or other process regarding any of the Collateral.

“Material Adverse Effect” A material adverse effect on (a) the Collateral or any portion of the Collateral, (b) any Debtor’s business, operations, financial condition, prospects, assets, liabilities or capitalization, (c) any Debtor’s ability to pay or perform its obligations under this Agreement, or any Debtor’s ability to pay or perform its obligations under any other Transaction Document, (d) the validity or enforceability of this Agreement or any other Transaction Document, (e) the existence, validity, enforceability, perfection or priority of the Secured Party’s security interest in all or any part of the Collateral, or (f) any rights or remedies of the Secured Party under this Agreement or any other Transaction Document.

“Organizational Documents” Any of the following: (a) as to any corporation, (i) the articles of incorporation or certificate of incorporation, or similar charter document, (ii) the by-laws or similar documents, and (iii) any shareholders’ agreements, voting trust agreements, or similar documents; (b) as to any limited liability company, (i) the articles of organization or certificate of formation, or similar document, (ii) the operating agreement, limited liability company agreement or similar document, and (iii) any other member agreements or voting trust agreements; (c) as to any limited partnership, (i) the certificate of limited partnership or similar document, and (ii) the partnership agreement and any similar documents; (d) as to any general partnership or joint venture, the partnership agreement or joint venture agreement and any similar documents; (e) as to any trust, (i) the certificate of trust or similar document, and (ii) the trust agreement, indenture or deed of trust and any similar documents; and (f) as to any Organization not within the scope of any other clause of this definition of Organizational Documents, all agreements and other documents evidencing or otherwise relating to the incorporation, formation, organization, creation or governance of such Organization, and with respect to any documents referred to in any clause of this definition of Organizational Documents, including all amendments and supplements thereto and restatements thereof.

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“Other Lien Law” Any statute or other law of any jurisdiction, whether federal, state, local or foreign, other than the UCC, that may govern or apply to the creation, existence, perfection, priority, preservation, registration, filing, recording, publication or enforcement of a security interest or lien in or on any of the Collateral or to the assignment or payment of any monies due thereunder or other proceeds thereof.

“Perfection Certificate” That certain Perfection Certificate delivered by the Debtors to the Secured Party.

“Permitted Indebtedness” (a) Indebtedness under the Transaction Documents; (b) Indebtedness outstanding on the date hereof and listed on Schedule 5.07; provided that the outstanding and unpaid principal amount of such loans shall not at any time exceed the outstanding and unpaid principal amount thereof on the date of this Agreement; (c) Indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment, including capital lease obligations with no recourse other than to such equipment; (d) trade accounts payable incurred in the ordinary course of business that are not past due; (e) Indebtedness (i) the repayment of which has been subordinated to the payment of the Obligations on terms and conditions acceptable to the Secured Party, including with regard to interest payments and repayment of principal, (ii) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of any Debenture then outstanding and (iii) which is not secured by any assets of any Debtor or any of its Subsidiaries; (f) Indebtedness associated with acquiring new intellectual property assets and licenses, so long as the proceeds are going to the party(ies) from which the applicable Debtor is acquiring the assets, licenses, and other properties; (g) Indebtedness incurred as a result of the transactions contemplated by the Agreement and Plan of Merger, dated October 24, 2022, among Helbiz, Inc., Wheels Labs, Inc. and Helbiz Merger Sub Inc. (as may be amended, the “Merger Agreement”) and (h) any indebtedness (other than the indebtedness set out in (a) – (g) above) incurred after the date hereof, provided that such indebtedness does not exceed $20,000 at any given time.

“Property” Any property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible, and any right, title or interest in or to property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible.

“PTO” The United States Patent and Trademark Office, and any successor thereto.

“Responsible Officer” With respect to any report or certification to be furnished by any Debtor under this Agreement, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer of such Debtor, or any other officer of such Debtor, named in an incumbency certificate of such Debtor delivered to the Secured Party, who in the normal performance of his or her operational responsibilities should have knowledge of the matters that are to be covered by such report or certificate and the requirements with respect thereto.

“Transaction Documents” This Agreement, the SPA, the Guaranty, and the Debentures.

“Third Party” Any Person other than the Debtors or the Secured Party.

“UCC” The Uniform Commercial Code, as adopted and in effect in the Governing Jurisdiction, as it may be revised from time to time; provided that if, and to the extent that, the Uniform Commercial Code of another jurisdiction governs the perfection, the effect of perfection or non-perfection, or the priority of a security interest created under this Agreement, then the term “UCC” shall refer to the Uniform Commercial Code of such other jurisdiction to the extent applicable to the perfection, the effect of perfection or non-perfection, or the priority of such security interest.

“United States” The United States of America.

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Section 1.03. Article and Section Headings. Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement. Unless otherwise expressly stated in this Agreement, references in this Agreement to Sections shall be read as Sections of this Agreement.

Section 1.04. Other Terms. Terms used in this Agreement shall be applicable to the singular and plural, and references to gender shall include all genders. The terms “herein,” “hereof,” “hereto,” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise expressly limited herein (and except where used in the conjunction of time periods or where used in the context of “does not include,” “shall not include,” “not included” or “not including”), the terms “include” and “including,” shall be read to mean “include, without limitation,” or “including, without limitation,” as the case may be.

Article II
SECURITY INTEREST

Section 2.01. Grant of Security Interest.

(a) To secure the full and timely payment, performance and satisfaction of the Obligations as and when due, whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration, or otherwise, including the obligations, indebtedness and liabilities of the Debtors to the Secured Party under the Transaction Documents, each Debtor hereby pledges to the Secured Party, and grants to the Secured Party a security interest in, all of such Debtor’s now owned and hereafter acquired, created or arising Property described as follows (all of which Property, being referred to herein as the “Collateral”): (i) Accessions; (ii) Accounts; (iii) As-extracted collateral; (iv) Certificates of Title; (v) Chattel Paper in any form, including tangible Chattel Paper and Electronic Chattel Paper; (vi) each Commercial Tort Claim described below; (vii) Commingled Goods, including any product or mass that results when Goods become Commingled Goods; (viii) Deposit Accounts, Collateral Accounts and lock-boxes; (ix) Documents, including tangible documents of title, electronic documents of title and warehouse receipts; (x) Equipment; (xi) Farm Products; (xii) Financial Assets; (xiii) Fixtures; (xiv) General Intangibles, including Payment Intangibles, patents, trademarks, copyrights and mask works; (xv) Goods; (xvi) Health-care-insurance receivables; (xvii) Instruments and other Items of Payment; (xviii) Inventory; (xix) Investment Property, including Commodity Accounts, Commodity Contracts, Securities (including Certificated Securities and Uncertificated Securities), Security Entitlements and Securities Accounts; (xx) Letter-of-credit rights and Letters of Credit; (xxi) Manufactured Homes; (xxii) money; (xxiii) Promissory Notes; (xxiv) Software; (xxv) Supporting Obligations; (xxvi) Records; (xxvii) products of any of the foregoing Collateral; and (xxviii) Proceeds of any of the foregoing Collateral.

(b) The Commercial Tort Claims are set forth in the Perfection Certificate.

(c) The Secured Party shall have all of the rights and remedies of a secured party under the UCC, under Other Lien Laws, and under other applicable Law and in equity, with respect to the Collateral.

(d) Notwithstanding anything to the contrary set forth in this Agreement, the Collateral shall not include any United States intent-to-use trademark application prior to filing of a statement of use pursuant to 15 U.S.C. Section 1051(d) or an amendment to allege use pursuant to 15 U.S.C. Section 1051(c), to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use trademark application under applicable federal law, provided, and it being agreed, that upon submission to and acceptance by the PTO of a statement of use or an amendment to allege use, such intent-to-use trademark application shall be considered Collateral.

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Section 2.02. Perfection of Security Interests.

(a) UCC Financing Statements. The Secured Party shall be entitled to prepare and file one or more UCC financing statements, identifying the Secured Party as the secured party, and identifying the Debtors as the debtors, in such place or places as the Secured Party may deem necessary or advisable in order to perfect the Secured Party’s security interests in the Collateral. Any UCC financing statement filed to perfect the Secured Party’s security interests in the Collateral may, at the Secured Party’s option, describe or indicate the Collateral in the manner that the Collateral is described in this Agreement, or as “all assets” of the Debtors, or as “all personal property” of the Debtors, or by any other description or indication of the Collateral that may be sufficient for a financing statement under the UCC. If the Collateral includes Goods that are or are intended to become Fixtures, then promptly upon the Secured Party’s request from time to time, the Debtors, at the cost and expense of the Debtors, shall provide the Secured Party with such information as may be necessary or advisable, as determined by the Secured Party, for the purposes of (i) preparing and filing UCC financing statements as Fixture Filings with respect to any of the Collateral that is Goods that are or are to become Fixtures, and (ii) confirming the first priority of the Secured Party’s Fixture Filings.

(b) Possessory Collateral. If the Collateral is of a type as to which it is necessary or advisable, as determined by the Secured Party, for the Secured Party to take possession of such Collateral in order to perfect or maintain the first priority of the Secured Party’s security interest in such Collateral, or to protect the Secured Party’s rights to such Collateral, then promptly upon the Secured Party’s request from time to time, the Debtors shall deliver such Collateral to the Secured Party together with any indorsements or assignments requested by the Secured Party. If the Secured Party is in possession of any Collateral that is Chattel Paper or an Instrument, then as to any such Chattel Paper or Instrument, the Secured Party shall not be obligated to take any necessary steps to preserve rights against prior parties.

(c) Titled Goods. If the Collateral includes vehicles or other Goods of a type for which a certificate of title has been issued or is to be issued to any Debtor, or of a type with respect to which a filing other than a UCC financing statement is necessary in order to perfect the Secured Party’s security interest in the Collateral, then upon the Secured Party’s request from time to time, and at the sole cost and expense of the Debtors, the Debtors shall promptly take all actions, and shall complete, execute, deliver and file such documents, as may be necessary or advisable in the Secured Party’s judgment for the purpose of perfecting the Secured Party’s security interest in the Collateral, including causing the Secured Party to be identified as the first lienholder or the first secured party on the face of any certificate of title for any of the Collateral and causing the original of each certificate of title to be delivered to the Secured Party. If any Debtor fails to take such actions promptly upon the Secured Party’s request, then the Secured Party is hereby authorized to take such actions in such Debtor’s name, including completing, executing and filing all documents that may be necessary, and each Debtor hereby appoints the Secured Party as such Debtor’s attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, for such purposes.

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(d) Control Collateral. With respect to any Collateral that is a Deposit Account, a Securities Account, or a Control Collateral, promptly upon the Secured Party’s request from time to time, the Debtors shall take such actions, and shall cause each applicable Third Party (for example, any applicable bank, Securities Intermediary, Commodity Intermediary, issuer of uncertificated securities, or letter of credit issuer) to take such actions as may be necessary or advisable, as determined by the Secured Party, to perfect the Secured Party’s first priority security interest in such Collateral by control and to further confirm and protect the Secured Party’s rights to such Collateral. Without limiting the generality of the preceding sentence, the Debtors shall execute and deliver to the Secured Party, and shall use it best efforts to cause each applicable Third Party to execute and deliver to the Secured Party, such control agreements, control consents, and other agreements, documents and instruments, as may be requested by the Secured Party from time to time, each in form and substance satisfactory to the Secured Party, with respect to any Collateral that is Control Collateral. Upon and after the occurrence of a Default under any Transaction Document, the Secured Party shall be entitled to exercise exclusive control over any Control Collateral and shall be entitled to give any Third Party (for example, any applicable bank, securities intermediary, Commodity Intermediary, issuer of uncertificated securities, or letter of credit issuer) written notice of the Secured Party’s exclusive control of any Control Collateral.

(e) Chattel Paper. Without limiting the Secured Party’s right to obtain possession of any Debtor’s Chattel Paper under Section 2.02(b), promptly upon the Secured Party’s request from time to time, the Debtors shall mark or stamp the first page and the signature page of all of each Debtor’s Chattel Paper with a legend clearly and conspicuously stating that the Chattel Paper is subject to a continuing security interest in favor of the Secured Party.

(f) Commercial Tort Claims. If any Debtor obtains any Commercial Tort Claim, or rights to any Commercial Tort Claim, the Debtors shall notify the Secured Party in writing of the Commercial Tort Claim and, promptly upon the Secured Party’s request from time to time, execute and deliver to the Secured Party an amendment to this Agreement to (a) add to the description of the Collateral covered by this Agreement a description of such Commercial Tort Claim that reasonably identifies such Commercial Tort Claim and (b) grant to the Secured Party a security interest in the Commercial Tort Claim. In addition, the Secured Party shall be entitled to prepare and file one or more UCC financing statements or financing statement amendments to perfect such security interest in such Commercial Tort Claim to the extent that the Secured Party may deem it necessary or advisable to file such UCC financing statements or financing statement amendments.

Section 2.03. Collateral Accounts. Subject to Section 2.02(d), upon the formation of a Collateral Account, the Debtors shall cause all payments that are proceeds of any of the Collateral, whether such payments are in the form of cash, funds, checks or other forms of payment, to be (a) paid directly to a Collateral Account, or (b) deposited in the form received (together with any necessary indorsement) directly to a Collateral Account within one (1) Business Day after any Debtor’s receipt of such payments. Subject to Section 2.02(d), no Debtor shall establish a Deposit Account that is not a Collateral Account; and no Debtor shall establish or maintain a Securities Account that is not subject to a securities account control agreement. Upon and after the occurrence of a Default, the Secured Party shall be entitled to exercise exclusive control over the Collateral Accounts (and notify any applicable Bank thereof), direct the disposition of funds in the Collateral Accounts, and apply any funds in the Collateral Accounts toward payment of the Obligations.

Section 2.04. Collection Collateral. Prior to the occurrence of a Default, and until notified of the revocation of such privilege by the Secured Party upon and after the occurrence of a Default, the Debtors shall be privileged to collect the Collection Collateral. After the occurrence of a Default, the Secured Party may revoke any Debtor’s privilege to collect the Collection Collateral by giving such Debtor written notice of such revocation, or by notifying any Collateral Debtor of the Secured Party’s interest in the Collection Collateral or notifying any Collateral Debtor to make payments on the Collection Collateral directly to the Secured Party. If the Secured Party revokes any Debtor’s privilege to collect the Collection Collateral, the Debtors shall not collect the applicable Debtor’s Collection Collateral without the Secured Party’s prior written consent, and any payments that any Debtor receives in respect thereof shall promptly (and in any event within one (1) Business Day after any Debtor’s receipt thereof) be delivered to the Secured Party in the form received, together with any necessary indorsement, to be held by the Secured Party as part of the Collateral or applied toward payment of the Obligations, in the Secured Party’s discretion, and until so delivered to the Secured Party such payments shall be segregated from other funds of the Debtors and shall be held by the Debtors in trust for the sole benefit of the Secured Party. The Secured Party may at any time in the Secured Party’s own name or in the name of any Debtor communicate with Collateral Debtors to verify to the Secured Party’s satisfaction, the existence, amount and terms of the Collection Collateral.

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Section 2.05. Power of Attorney. Each Debtor hereby appoints the Secured Party as such Debtor’s attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to do each of the following in the name of the Debtors or in the name of the Secured Party or otherwise, for the use and benefit of the Secured Party, but at the cost and expense of the Debtors, and without notice to the Debtors: (i) notify the Collateral Debtors and insurers to make payments directly to the Secured Party; (ii) take control of the cash and non-cash Proceeds of any Collateral or insurance; (iii) renew, extend or compromise any of the Collateral or deal with the same as the Secured Party may deem advisable; (iv) release, exchange, substitute, or surrender all or any part of the Collateral; (v) remove from the Debtor’s places of business any or all of the Debtor’s records relating to the Collateral without cost or expense to the Secured Party; (vi) make such use of the Debtor’s places of business as may be reasonably necessary to administer, control and collect the Collateral; (vii) repair, alter or supply Goods, if any, necessary to fulfill in whole or in part a purchase order or similar order of any Account Debtor; (viii) demand, collect, give receipt for, and give renewals, extensions, discharges and releases of any of the Collateral; (ix) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (x) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (xi) indorse the name of any Debtor upon any bank check or other item of payment relating to the Collateral or upon any proof of claim in bankruptcy against any Collateral Debtor; (xii) institute and prosecute legal and equitable proceedings to reclaim any of the Goods sold to any Account Debtor obligated on an Account at a time when such Account Debtor was insolvent; and (xiii) receive and open all mail addressed to any Debtor and notify the postal authorities to change the address for the delivery of mail to any Debtor to such address as the Secured Party may designate. The Secured Party agrees that it shall not exercise any power or authority granted under this power of attorney unless a Default has occurred. The power of attorney given to the Secured Party in this Section is in addition to any other power of attorney that may be granted to the Secured Party under this Agreement or any other Transaction Document. Neither the Secured Party nor any of the Secured Party’s affiliates, owners, directors, managers, officers, employees, agents or representatives shall be responsible or liable to any Debtor for any act or failure to act under any power of attorney or otherwise, except in respect of damages attributable solely to its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, nor shall they be responsible or liable for any indirect, special, consequential, exemplary or punitive damages of any kind.

Section 2.06. Powers for Secured Party’s Benefit. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon the Secured Party to exercise such powers. The Secured Party shall be accountable only for amounts that the Secured Party actually receives as a result of the exercise of such powers, and neither the Secured Party nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder. The Secured Party has no obligation to preserve rights to the Collateral against any other Persons.

Section 2.07. Collateral in Secured Party’s Possession. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of Collateral in its possession shall be to deal with such Collateral in the same manner as the Secured Party deals with similar Property for its own account. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own Property.

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Section 2.08. Other Lien Laws. Without limiting the legal operation and effect of any other provision of this Agreement or any other Transaction Document, if (a) any of the Collateral is a type of Property as to which the creation, existence, perfection, priority, preservation, registration, filing, recording, publication or enforcement of a security interest or other lien therein or thereon, or the Secured Party’s right to receive monies or other proceeds thereof or therefrom, is or may be subject to or governed by any Other Lien Law, whether in addition to the UCC or other than the UCC, or (b) any of the Collateral is or may be deemed to be subject to an Other Lien Law based on (i) the location of such Collateral, (ii) the law governing the creation or existence of such Collateral, (iii) the identity or location of any Debtor or the jurisdiction where any Debtor is incorporated, organized or formed, (iv) the identity or location of any Collateral Debtor or the jurisdiction where any Collateral Debtor is incorporated, organized or formed, or (v) any other facts or circumstances, then promptly upon the Secured Party’s request, and at the cost and expense of the Debtors, the Debtors shall execute and deliver to the Secured Party such collateral documents, and other further assurances, and take such other further actions, as the Secured Party may from time to time request to effect and confirm the creation, existence, perfection, priority, preservation, registration, filing, recording and enforceability of the Secured Party’s security interest and lien in and on such Collateral, and the Secured Party’s right to receive monies and other proceeds thereof or therefrom, in accordance with such Other Lien Law.

Article III
REPRESENTATIONS AND WARRANTIES

Each Debtor makes the following representations and warranties to the Secured Party as of the date of this Agreement and as of each Closing Date:

Section 3.01. Organization, Power and Authority. Each Debtor (a) is (i) a corporation, limited liability company, limited partnership or statutory trust duly organized or formed, and validly existing and in good standing under the Laws of the jurisdiction specified the Perfection Certificate and (ii) a Registered Organization and (b) has the corporate, limited liability company, limited partnership or trust power and authority to execute, deliver, and perform its obligations under, this Agreement. Each Debtor’s chief executive office is located at the address specified in the Perfection Certificate.

Section 3.02. Execution, Delivery and Enforceability. The execution and delivery of this Agreement by each Debtor have been duly authorized by all requisite corporate, limited liability company, limited partnership or trust action, as applicable. This Agreement has been duly and validly executed and delivered by each Debtor. This Agreement constitutes each Debtor’s legal, valid and binding obligation, enforceable against each Debtor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

Section 3.03. Consents and Approvals. The execution, delivery and performance of this Agreement by the Debtors do not require the consent or approval of any Person (other than any such irrevocable and unconditional consent or approval that the Debtors have obtained in writing prior to the execution of this Agreement) and will not (a) contravene any provision of law, or any order of any court or other agency of government binding upon any Debtor or any Debtor’s Property, (b) contravene, be in conflict with or result in the breach or default of (with due notice or lapse of time or both) the charter, bylaws, operating agreement, partnership agreement or other Organizational Documents of any Debtor, (c) contravene, be in conflict with, result in the breach or default of (with due notice or lapse of time or both) any indenture, agreement or other instrument binding upon any of the Debtors or their Property, or (d) result in the creation or imposition of any lien or security interest upon any Property of any of the Debtors, other than any lien or security interest in favor of the Secured Party under this Agreement.

Section 3.04. Transmitting Utility. None of the Debtors is a Transmitting Utility.

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Section 3.05. Compliance with Legal Requirements. Each Debtor is in compliance with all Legal Requirements applicable to such Debtor or its Property, business or other activities, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.06. Compliance with Anti-Corruption Requirements. None of the Debtors has taken, directly or indirectly, and to the knowledge of the Debtors, no director, officer, employee, agent or other Person acting on behalf of any Debtor has taken, directly or indirectly, any action that would result in a violation by such Person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any other applicable anticorruption law, and the Debtor has instituted and maintain policies and procedures designed to ensure continued compliance therewith.

Section 3.07. Compliance with OFAC. None of the Debtors is, and to the knowledge of the Debtors, no director, officer, employee, agent or other Person acting on behalf of any Debtor is, an individual or entity that is, or that is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea Region of the Ukraine.

Section 3.08. Compliance with USA PATRIOT Act. None of the Debtors is a Person (i) described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of Executive Order 13224 signed on September 23, 2001, as amended, or (ii) that engages in any dealings or transactions with any such Person. Each Debtor is in compliance with the USA PATRIOT Act.

Section 3.09. Ownership of Property; Priority of Security Interest. Each Debtor is the sole and exclusive owner of, and has good and merchantable title to, the entire and unencumbered right, title and interest in the Collateral (excluding the liens on the Collateral granted under the Prior IP Security Agreements) in which it has granted a security interest under this Agreement, free from any lien, security interest, adverse claim or encumbrance other than those created under this Agreement in favor of the Secured Party. Each Debtor has the right, power and authority to pledge and assign the Collateral that it has pledged and assigned under this Agreement, and to grant a security interest in the Collateral in which it has granted a security interest under this Agreement, to the Secured Party in the manner done under this Agreement. This Agreement creates for the Secured Party a valid and enforceable security interest in the Collateral, securing the full and timely payment, performance and satisfaction of the Obligations, and each Debtor’s indebtedness, obligations and liabilities under the Transaction Documents, which security interest, when perfected, shall constitute a first priority perfected security interest in favor of the Secured Party (provided that such first priority shall not extend to the “Collateral” as defined each of the Prior IP Security Agreements). Each Debtor hereby warrants and shall defend the title to the Collateral, whether now owned or hereafter acquired, unto and for the benefit of the Secured Party and the Secured Party’s successors and assigns, against all liens, security interests, adverse claims, encumbrances and demands of any Person (excluding Securis Investment Partners, LLP solely in connection with the “Collateral” as defined in each of the Prior IP Security Agreements) whatsoever.

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Article IV
AFFIRMATIVE COVENANTS

The Debtors covenant and agree as follows for the benefit and security of the Secured Party:

Section 4.01. Existence; Qualification. Each Debtor shall do all things necessary to maintain its legal existence in its Applicable Jurisdiction. Each Debtor shall maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.02. Compliance with Laws. Each Debtor, at the cost and expense of the Debtors, shall, own, register, title, hold, handle, use, operate, maintain, repair, replace, assemble, package, store, transport, ship, sell and lease the Collateral in compliance with all applicable Laws, and shall obtain and maintain all necessary licenses, permits and other governmental authorizations for such purposes. The preceding sentence shall not be construed as permitting or authorizing any Debtor to sell or lease any of the Collateral.

Section 4.03. Taxes, Assessments, Charges and Other Impositions. The Debtors shall pay and discharge promptly, on or before the due date thereof, all taxes, assessments, charges, and other impositions imposed by any Governmental Authority on the Debtors, or on the Collateral, relating to the creation, acquisition, ownership or use of the Collateral, or relating to any sale, lease, license or other disposition of the Collateral.

Section 4.04. Collateral Records. Each Debtor shall keep and maintain at its chief executive office current, complete and accurate books and records concerning the Collateral. The Secured Party shall have unrestricted access to each Debtor’s places of business during normal business hours and after notice to the applicable Debtor, or at any time and without notice to any Debtor after the occurrence of a Default, for the purpose of inspecting, verifying and auditing the Collateral and inspecting, copying, verifying and auditing the applicable Debtor’s books and records concerning the Collateral.

Section 4.05. Collateral Reports. Within ten (10) days after the Secured Party’s written request from time to time, the Debtors shall furnish to the Secured Party Collateral Reports including such information regarding the Collateral as the Secured Party may request.

Section 4.06. Costs and Expenses. Within ten (10) days after the Secured Party’s request from time to time, the Debtors shall pay (or provide the Secured Party with sufficient funds for the payment of), or reimburse the Secured Party for payment of, the Secured Party’s costs and expenses, including the Secured Party’s attorney’s fees, paralegal fees and other legal expenses, incurred for (a) the negotiation and preparation of this Agreement, other Transaction Documents and other related documents, and diligence related thereto, (b) review and negotiation of opinion letters, reliance letters and the like, (c) public record searches and search reports and the review thereof and review of documents of record, (d) the closing of loans and other transactions under the Transaction Documents or otherwise related to the Obligations, (e) the perfection of the Secured Party’s security interests in the Collateral, (f) the establishment, maintenance and defense of the first priority of the Secured Party’s security interest in the Collateral, (g) the enforcement of the Secured Party’s security interest in the Collateral; and (h) the enforcement of the Secured Party’s rights and remedies under this Agreement and the other Transaction Documents, including collecting the Obligations and collecting, possessing, storing, transporting, insuring, marketing and selling Collateral.

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Section 4.07. Notice of Default. The Debtors shall give the Secured Party written notice of any Default or Event of Default within five (5) Business Days after the occurrence of such Default or Event of Default.

Section 4.08. Notice of Lien Proceedings. The Debtors shall give the Secured Party immediate written notice of any Lien Proceeding relating to the Collateral or any thereof. If any Lien Proceeding is commenced relating to the Collateral or any thereof, the Debtors shall promptly give the Secured Party such information, and copies of any documentation, relating to such Lien Proceeding as the Secured Party may request from time to time.

Section 4.09. Location of Collateral. The Debtors shall keep and maintain all of the Collateral at the Debtors’ places of business specified in the Perfection Certificate (the “Designated Locations”) at all times, provided, however, that a Debtor may relocate e-scooters, e-mopeds and e-bikes (“Vehicles”) and related assets used in its operations from one place of business to another place of business based on the Company’s business judgment.

Section 4.10. Maintenance. The Debtors shall, at the cost and expense of the Debtors, maintain each Debtor’s Inventory in good and merchantable condition. The Debtors shall, at the cost and expense of the Debtors, maintain each Debtor’s Equipment and Fixtures in good repair and condition, normal wear and tear excepted, and shall provide all maintenance and service and make all repairs and replacements as necessary for such purposes. If parts or accessories forming part of the Collateral become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, the Debtors, at the cost and expense of the Debtors, shall promptly replace such parts or accessories or cause the same to be replaced by replacement parts or accessories which are free and clear of all security interests or liens (other than the security interest in favor of the Secured Party) and have a value and utility at least equal to the parts or accessories replaced. All accessories, parts and replacements that are added to or become attached to the Collateral, shall immediately and without further action be deemed incorporated in the Collateral and subject to the security interest granted by the Debtors to the Secured Party in this Agreement.

Section 4.11. Insurance. Without limiting any requirement for the Debtors to maintain insurance under any other Transaction Document, the Debtors shall at all times maintain all-risk insurance covering each Debtor’s Equipment, Fixtures, Inventory and other tangible Collateral for full replacement value thereof, and commercial general liability insurance, product liability insurance, workers compensation insurance, and business interruption insurance, each in such amounts and from insurance companies as are acceptable to the Secured Party. All insurance for loss or damage shall provide that losses, if any, shall be payable to the Secured Party, and such policies shall contain, or such insurers shall otherwise provide to the Secured Party, waivers of subrogation in favor of the Secured Party in form and substance satisfactory to the Secured Party. The Debtors shall pay the premiums for all insurance and deliver to the Secured Party certificates of insurance or other evidence satisfactory to the Secured Party of such insurance coverage. All such insurance shall (a) name the Secured Party under this Agreement as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional insured as its interests may appear (to the extent covering any other risk), (b) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Secured Party of written notice thereof, (c) provide that the coverage of the Secured Party shall not be terminated, reduced or affected in any manner regardless of any breach or violation by any Debtor of any warranties, declarations or conditions of such insurance policy or policies, and (d) be reasonably satisfactory in all other respects to the Secured Party. The proceeds of such insurance payable as a result of loss of or damage to any of the Collateral shall be applied, at the Secured Party’s option and in the Secured Party’s discretion, toward (a) the replacement, restoration or repair of the Collateral which may be lost, stolen, destroyed or damaged, or (b) payment of the Obligations. Each Debtor irrevocably appoints the Secured Party as the Debtor’s attorney-in-fact to make claim for, receive payment of, and execute and indorse all documents, checks, drafts and other items of payment received in payment for loss or damage under any of said insurance policies, and any such payments received by any Debtor shall be held in trust for the benefit of the Secured Party until delivered to the Secured Party and shall be promptly (and in any event within one Business Day after any Debtor’s receipt thereof) delivered by the Debtors to the Secured Party in the form received, but with any necessary indorsements. Upon the Secured Party’s request, the Debtors shall provide the Secured Party with written evidence reasonably satisfactory to the Secured Party that such insurance coverage is in effect and that all premiums for such insurance coverage have been paid.

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Section 4.12. Bailment Agreements. Promptly upon the Secured Party’s request from time to time, the Debtors shall furnish to the Secured Party copies of each Bailment Agreement pursuant to which any of the Collateral is held by a Bailee. Each Debtor shall timely and fully pay and perform its monetary and other obligations under its Bailment Agreements, and at the Secured Party’s request shall provide evidence of the Debtors having done so.

Section 4.13. Bailee Agreements. Prior to giving any Bailee possession of any Goods, and subject to Section 5.02, the Debtors shall furnish to the Secured Party a written Bailee Agreement satisfactory to the Secured Party executed by the Debtors and such Bailee. Upon and after the occurrence of a Default under any Transaction Document, the Secured Party shall be entitled to exercise exclusive control over any Goods in the possession of a Bailee, and shall be entitled to give each such Bailee written notice of the Secured Party’s exclusive control of such Goods.

Section 4.14. Leases and Mortgages. Promptly upon the Secured Party’s request from time to time, the Debtors shall furnish to the Secured Party copies of each lease, sublease or other occupancy agreement (each a “Lease”), and each mortgage, deed of trust or other security instrument, to which any Debtor is a party or is otherwise subject, relating to any real property used or occupied by any Debtor.

Section 4.15. Lien Waiver Agreements. Promptly upon the Secured Party’s request from time to time, each Debtor shall furnish to the Secured Party written lien waivers, in form and substance satisfactory to the Secured Party, executed by any Third Parties (for example, owners, landlords and mortgagees) having or claiming an interest in any real property owned, leased or otherwise used or occupied by any Debtor, whereby each such Third Party shall expressly, and without cost to the Secured Party, (i) waive all of such Third Party’s security interests, liens and other interests in the Collateral or, if subordination is acceptable to the Secured Party, in the Secured Party’s discretion, such Third Party shall subordinate its security interests, liens and other interests in the Collateral to the Secured Party’s security interest in the Collateral, and (ii) provide to the Secured Party the right to access and use such real property for purposes of storing, holding, retaking, removing, processing, maintaining, operating, marketing, selling, leasing, licensing, and otherwise disposing of such Collateral. Each Debtor shall timely and fully pay and perform its monetary and other obligations under its Leases of real property where any Collateral is located, and at the Secured Party’s request will provide evidence of the Debtors having done so. Nothing in this Section shall be construed as the Secured Party’s consent to any security interest, lien or other interest in the Collateral.

Article V
NEGATIVE COVENANTS

Each Debtor covenants and agrees as follows for the benefit and security of the Secured Party:

Section 5.01. Fundamental Changes. Unless otherwise expressly permitted by the Secured Party in a Transaction Document or other writing executed by the Secured Party, such Debtor shall not, nor will it permit any of its Subsidiaries to, without the Secured Party’s prior written consent, (a) change its name, (b) incorporate, organize or form under the Laws of any jurisdiction other than the jurisdiction where it is incorporated, organized or formed on the date of this Agreement, (c) change or amend its charter, bylaws, operating agreement, partnership agreement or other Organizational Documents if such change or amendment could have a Material Adverse Effect, (d) convert from one form of entity to another (or, if a limited liability company, create or form any series), (e) adopt or approve a plan of division, file a certificate of division, or effect a division, (f) merge, combine or consolidate with any Person, (g) enter into any partnership or joint venture, or (g) liquidate, dissolve, wind up, terminate, or cease to exist.

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Section 5.02. Location. Unless otherwise expressly permitted by the Secured Party in a Transaction Document or other writing executed by the Secured Party, such Debtors shall not (a) change the location of its chief executive office or principal place of business, or (b) other than Goods that are stored with an Acceptable Bailee that has entered into a Bailee Agreement satisfactory to the Secured Party, locate, store or maintain any of the Collateral at any location other than a Designated Location.

Section 5.03. Dispositions. Unless otherwise expressly permitted by the Secured Party in a Transaction Document or other writing executed by the Secured Party, such Debtor shall not, and shall not permit any of its Subsidiaries to, sell, assign, transfer, convey, exchange, convert, surrender, lease, license, contribute, donate, give a gift of, abandon or otherwise dispose of, any of the Collateral or any other Property of any Debtor (each of the foregoing a “Disposition”) other than, with respect to any Debtor (a) Dispositions of Equipment that is obsolete and no longer useful in the Debtor’s business, (b) sales of Inventory in the ordinary course of the Debtor’s business to buyers that are not Affiliates of the Debtor, (c) dispositions of the Company’s operations related to either its (i) media business (primarily conducted through its Helbiz Live app) or (ii) its “ghost kitchen” restaurant concept referred to as “Helbiz Kitchen”.

Section 5.04. Liens. Unless otherwise expressly permitted by the Secured Party in a Transaction Document or other writing executed by the Secured Party, such Debtor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any security interest in, or any pledge, assignment or hypothecation of, or any other lien or encumbrance on, any Property of such Debtor or Subsidiary other than, with respect to such Debtor or Subsidiary, (a) security interests in favor of the Secured Party, (b) customary cash security deposits required under arms-length leases of real property under which such Debtor or Subsidiary is the tenant and the landlord is not an Affiliate of the Debtors or their Subsidiaries, (c) workers’, mechanics’, artisans’, carriers’, or warehousemen’s liens arising in the ordinary course of such Debtor’s or Subsidiary’s business securing amounts not yet due and payable, (d) pledges or deposits securing the Debtor’s or Subsidiary’s obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation, (e) pledges or deposits securing bids, tenders or contracts (other than (i) contracts for the payment of money and (ii) leases) to which such Debtor or Subsidiary is a party, provided that such pledges, deposits, bids, tenders and contracts are made in the ordinary course of such Debtor’s or Subsidiary’s business, (f) zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title), so long as the same do not, in the aggregate, materially impair the present use, value or marketability of any real property, leases or leasehold interests to which they apply, (g) liens for taxes or assessments or other governmental charges or impositions (i) if such taxes, assessments, charges or impositions are not yet due and payable, or (ii) if (A) the validity of such taxes, assessments, charges or impositions is being contested by such Debtor or Subsidiary in good faith by appropriate proceedings, (B) such Debtor or Secured Party shall have set aside on its or their books adequate reserves as required by GAAP with respect to each such tax, assessment, charge or imposition being so contested, (C) the nonpayment of such taxes, assessments, charges or impositions does not create or result in a lien on, or impair the value of, any Collateral, and (D) no Default or Event of Default shall have occurred and be continuing and (h) in connection with any Vehicles acquired after the date hereof pursuant to any financing arrangement requiring a lien or security interest in such Vehicles until payment in full has been made for such Vehicles and only in connection with such financing arrangement.

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Section 5.05. Lien Notices. Unless otherwise expressly permitted by the Secured Party in a Transaction Document or other writing executed by the Secured Party, no Debtor shall, and shall not permit any of its Subsidiaries to, (a) authorize, permit, or suffer to exist, any filing, recording, or registration of any UCC financing statement, security interest, mortgage or other lien against such Debtor or Subsidiary or any Property of such Debtor or Subsidiary, or fail to have any such UCC financing statement, security interest, mortgage or other lien terminated of record and in fact, other than any thereof filed, recorded or registered in favor of the Secured Party, or (b) enter into, or suffer to exist, any control agreement, blocked account agreement or comparable agreement, or any control consent, with respect to any of such Debtor’s or Subsidiary’s deposit accounts, securities accounts, commodity accounts, other financial accounts, or securities, or letter-of-credit rights, other than any such agreement or consent that is in favor of the Secured Party.

Section 5.06. Discounts. Unless otherwise expressly permitted by the Secured Party in a Transaction Document or other writing executed by the Secured Party, such Debtor shall not, and shall not permit any of its Subsidiaries to, grant or agree to any reduction, discount, rebate, refund or adjustment that would reduce the amount that any Collateral that such Debtor or Subsidiary or other Person that is obligated for the payment or performance of any Collateral is obligated to pay to any Debtor or any Subsidiary, other than normal and customary trade discounts for prompt payment.

Section 5.07. Indebtedness.

(a) Such Debtor will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except Permitted Indebtedness.

(b) Other than any obligations, indebtedness and liabilities of the Debtors under the Transaction Documents, no Debtor shall, nor will it permit any of its Subsidiaries to, repay any Permitted Indebtedness other than in accordance with the payment schedule of such Permitted Indebtedness as in effect on the date hereof, and no Debtor shall, nor will it permit any of its Subsidiaries to, make any voluntary or optional prepayment of any Permitted Indebtedness.

Section 5.08. Restricted Payments. Such Debtor will not, and will not permit any of its Subsidiaries to, (i) pay any dividend, or make any other distribution, payment or advance, to any holder of, or otherwise in respect of any Equity Interest of such Person (other than as contemplated by the Merger Agreement), (ii) redeem, repurchase or purchase any Equity Interest in such Person, or (iii) prepay, redeem, repurchase, purchase, or maintain any sinking fund or other fund for the payment of, any indebtedness of such Person that is or may be convertible into any Equity Interest in such Person.

Section 5.09. Investments.

(a) Such Debtor will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) make any loan to, or purchase any promissory note or other debt instrument from, any Person, (ii) purchase or otherwise acquire any share of stock, membership interest, partnership interest, beneficial interest, warrant or other Equity Interest in any Person (other than pursuant to the Merger Agreement), or (iii) make any capital contribution to any Person, except: (a) investments held by such Debtor or such Subsidiary in the form of cash or cash equivalents; (b) investments in Subsidiaries in existence on the date hereof and listed on Schedule 5.09; (c) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and (d) investments consisting of the indorsement by such Debtor or such Subsidiary of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business.

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(b) Such Debtor will not, and will not permit any of its Subsidiaries to, (i) purchase or otherwise acquire all or substantially all of the assets of any Person, or a line of business of any Person, in one or more transactions, (ii) merge or consolidate with any Person, (iii) enter into any partnership or joint venture, or (iv) form or acquire any Subsidiary.

Section 5.10. Transactions with Affiliates. Such Debtor will not, and will not permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions (a) between or among the Debtors or (b) as contemplated by the Transaction Documents.

Section 5.11. Certain Restrictive Agreements. Such Debtor will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than any Transaction Document) that, directly or indirectly, limits the ability of (a) any Subsidiary to make Restricted Payments to the Company or to otherwise transfer property to the Company, (b) any Subsidiary to guarantee Indebtedness of the Company or (c) the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations.

Section 5.12. Changes in Nature of Business. Such Debtor will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than those businesses conducted by such Debtor and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.

Section 5.13. No Sale and Leaseback Transactions. Such Debtor will not, and will not permit any of its Subsidiaries to, engage in or be a party to any sale and leaseback transaction or any transaction related thereto; provided that such prohibition shall not apply to the acquisition of any Vehicles acquired after the date hereof.

Section 5.14. Equity Financing. Other than as provided by a Transaction Document, the Merger Agreement or any warrant, option or other convertible security of a Debtor that is outstanding as of the date hereof, such Debtor will not, and will not permit any of its Subsidiaries to, issue or sell any Equity Interest in such Debtor or its Subsidiaries.

Article VI
EVENTS OF DEFAULT

Section 6.01. Events of Default. Each of the following events, occurrences or circumstances shall be an “Event of Default” under this Agreement:

(a)the occurrence of an Event of Default (as defined in any Transaction Document other than this Agreement);

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(b)if any payment of principal or interest of the Obligations, or any payment of any fee, charge, royalty, premium, cost, expense, price, rent or other amount of the Obligations, is not made when due; provided that (i) if a Transaction Document expressly provides for the Secured Party to give any Debtor notice of such nonpayment, such notice shall have been given and (ii) if a Transaction Document expressly provides for a grace or cure period for such nonpayment, such nonpayment shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(c)the occurrence of a breach, default or event of default, or other failure to perform, by any Debtor, not within the scope of preceding clause (b), under any Transaction Document; provided that (i) if such Transaction Document expressly provides for the Secured Party to give any Debtor a notice of such breach, default, event of default or failure, such notice shall have been given, and (ii) if such Transaction Document expressly provides for a grace or cure period for such breach, default, event of default or failure, such breach, default, event of default or failure shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(d)if any confirmation, representation or warranty made by any Debtor in this Agreement, or made by any Debtor in any other Transaction Document, is breached in any material respect or is false or misleading;

(e)if any written statement (including any financial statement or tax return) of any Debtor, or any other report, certificate, or information, provided to the Secured Party by or on behalf of any Debtor (i) as a part of any request or application for a loan or other credit, (ii) as a condition or requirement of or under any Transaction Document or any Obligations, or (iii) to induce the Secured Party to take or refrain from taking any action, is incomplete in any material respect or is false or misleading;

(f)if any Debtor shall breach, default under, or fail to comply with, any covenant, agreement or other provision of this Agreement;

(g)if any Debtor fails to pay when due any obligation, indebtedness or liability (other than the Obligations) owed to any Person, or breaches, defaults or fails to comply with any other term, representation, warranty, covenant, condition or other provision applicable to such obligations, indebtedness or liability, and (i) such obligation, indebtedness or liability shall have matured or (ii) the occurrence of any such failure, breach, or default would entitle the holder of such obligation, indebtedness or liability to accelerate such obligation, indebtedness or liability or exercise any remedy with respect thereto;

(h)if a judgment or order for payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) is entered against any Debtor and such judgment or order continues unsatisfied and unstayed for a period of thirty (30) days after the entry thereof or, if earlier, the date on which any lien may attach in respect thereof;

(i)the occurrence or commencement of any Lien Proceedings, or any other event, circumstance or proceeding that impairs, or may impair, the value of the Collateral, or the Secured Party’s security interest in the Collateral, or the perfection of the Secured Party’s security interest in the Collateral, or the first priority of the Secured Party’s security interest in the Collateral, or the enforceability of this Agreement or any other Transaction Document against the Debtors or any other Person, as determined by the Secured Party in the Secured Party’s discretion;

(j)the occurrence of any Bankruptcy Event of Default with respect to any Debtor; or

(k)the occurrence of a material adverse change in the financial or operating condition of any Debtor after the date of this Agreement, as determined by the Secured Party in the Secured Party’s discretion.

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Article VII
REMEDIES

Section 7.01. General Remedies. Upon and after the occurrence of any Event of Default, the Secured Party shall have all of the rights, powers and remedies available under this Agreement and the other Transaction Documents, all of the rights, powers and remedies available to a secured party under the UCC and under any Other Lien Law, and such other rights, powers and remedies as may be available to the Secured Party at law and in equity. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for deficiency, shall not affect the Secured Party’s interest in the Collateral until the Obligations have been fully paid and satisfied and this Agreement has been terminated. The Debtors are liable for any deficiency.

Section 7.02. Remedies Cumulative. The Secured Party’s rights, powers and remedies are cumulative and may be exercised simultaneously. No failure or delay on the part of the Secured Party in exercising any right, power or remedy under this Agreement or under any other Transaction Document, and no course of dealing between any Debtor or any other Person and the Secured Party, shall operate as a waiver of any of the Secured Party’s rights, powers or remedies under this Agreement or under any other Transaction Document; nor shall any single or partial exercise of any right, power or remedy under this Agreement or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. No notice to or demand on any Debtor in any circumstance shall entitle any Debtor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

Section 7.03. Sale of Collateral. (a) Without limiting the Secured Party’s right to pursue other remedies, if any Debtor defaults in any provision of this Agreement, or any other Event of Default shall have occurred and be continuing, the Secured Party may sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, on credit, or for future delivery, as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale (if the Secured Party deems it advisable to do so with respect to any Collateral) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Debtors, and each Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which any Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b)Prior to a sale or other disposition of Collateral, the Secured Party shall give the Debtors, and any other party required under Article 9, notification as required under Article 9. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice of such sale.

(c)The Secured Party shall not be obligated to make any sale of any Collateral if the Secured Party shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

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(d)At any such sale, the Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may, in the Secured Party’s discretion, determine.

(e)In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Collateral so sold and, in case of any such failure, such Collateral may be sold again upon notification to the Debtors as set forth in this Section.

(f)At any public sale made pursuant to this Section, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of any Debtor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from any Debtor in respect of any of the Obligations as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Debtor therefor.

(g)For purposes of any sale of Collateral under this Agreement, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Secured Party shall be free to carry out such sale pursuant to such agreement, and the Debtors shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

(h)Upon any sale of Collateral by the Secured Party (including, without limitation, a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

(i)The cash Proceeds of a sale or other disposition of Collateral by the Secured Party shall be applied in the following order: (i) first, to the costs and expenses of preparing for and conducting the sale or other disposition, including the Secured Party’s attorneys’ fees and other legal expenses, (ii) second, the remaining amount, if any, to the payment (in whatever order the Secured Party elects) of the Obligations until all of the Obligations have been paid in full, and (iii) third, after the Obligations have been paid in full, the remaining amount of such Proceeds, if any, to the satisfaction of obligations secured by any subordinate security interest in or other subordinate lien on the Collateral if the Secured Party receives from the holder of the subordinate security interest or other lien an authenticated demand for Proceeds before distribution of the Proceeds is completed. To the extent permitted by applicable law, the Secured Party shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. The Secured Party shall account to the Debtors for any surplus. The Debtors are liable for any deficiency.

(j)As an alternative to exercising the power of sale herein conferred upon the Secured Party, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

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Section 7.04. Securities Act, etc. In view of the position of the Debtors in relation to the Collateral owned by the Debtors, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and all such similar statutes as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted under this Agreement. Each Debtor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any part of the Collateral and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or part of the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Secured Party might be held to have certain general duties and obligations to the Debtors, as Debtors, to make some effort toward obtaining a fair price even though the obligations of the Debtors may be discharged or reduced by the proceeds of a sale at a lesser price. Each Debtor clearly understands that the Secured Party is not to have any such general duty or obligation to any Debtor, and the Debtors will not attempt to hold the Secured Party responsible for selling all or any part of the Collateral at an inadequate price even if the Secured Party shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Secured Party were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if the Secured Party placed all or any part of the Collateral privately with a purchaser or purchasers. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Secured Party sells all or any part of the Collateral.

Section 7.05. Registration. Each Debtor agrees that, upon the occurrence of a default by any Debtor under this Agreement, or any Event of Default, if for any reason the Secured Party desires to sell any of the Collateral at a public sale, the Debtors shall, at any time and from time to time, upon the written request of the Secured Party, use each Debtor’s best efforts to take or to cause the issuer of such Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the opinion of counsel for the Secured Party to permit the public sale of such Collateral. Each Debtor further agrees to indemnify, defend and hold harmless the Secured Party and any underwriter from and against any and all loss, liability, expenses, costs, fees and disbursements of counsel (including, without limitation, a reasonable estimate of the cost to the Secured Party of legal counsel), and any and all claims (including the costs of investigation) which they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any respect thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Debtors or any issuer of such Collateral by the Secured Party or the underwriter expressly for use therein. Each Debtor further agrees to use its best efforts to qualify, file or register, or cause the issuer of such Collateral to qualify, file or register, any of the Collateral under the Blue Sky or other securities laws of such states as the Secured Party may specify and to keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Debtors will bear all costs and expenses of carrying out the obligations of the Debtors under this Section. The Debtors acknowledge that there is no adequate remedy at law for failure by any Debtor to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agree that each Debtor’s agreements contained in this Section may be specifically enforced.

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Article VIII
GENERAL PROVISIONS

Section 8.01. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

If to any Debtor, to:	c/o Helbiz, Inc. 32 Old Slip New York, NY 10005 Attention: Salvatore Palella Telephone: (917) 535-2610 Email: ceo@helbiz.com
If to the Secured Party:	YA II PN, Ltd. c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue Mountainside, NJ 07092 Attention: Mark Angelo Telephone: 201-985-8300 Email: Legal@yorkvilleadvisors.com or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Notwithstanding the aforesaid procedures, any notice, request or demand upon the Debtors in fact received by any Debtor shall be sufficient notice or demand as to the Debtors.

Section 8.02. Term. This Agreement shall commence with the date of this Agreement and shall continue in full force and effect and be binding upon the Debtors until all Obligations secured by this Agreement shall have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the Secured Party to make advances, incur obligations or otherwise give value, and the Secured Party shall have given the Debtors written notice of the termination of this Agreement (excluding provisions that by their terms survive termination of this Agreement). The Secured Party shall not be obligated to give the Debtors written notice of the termination of this Agreement, or to terminate any UCC financing statements or other lien filings, until all of the Obligations have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the Secured Party to make an advance, incur an obligation or otherwise give value, and the Debtors shall have given the Secured Party a written demand requesting termination of this Agreement and any UCC financing statements or other lien filings.

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Section 8.03. Reinstatement. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if at any time any amount received by the Secured Party from any Debtor or other Person and applied to the Obligations, or applied to any indebtedness, obligations or liabilities of the Debtors under the Transaction Documents, is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or Proceeds of any Collateral (or of any other collateral) are required to be returned by the Secured Party to any Debtor, its estate, trustee, receiver, or any other party, under any bankruptcy law, state or federal law, common law or at equity, then to the extent of such payment, repayment, refund, or return, all security interests and liens and Collateral securing the Obligations shall remain in full force and effect, as fully as if such payment had never been made or, if prior to such payment, repayment, refund or return any security interest or lien granted under this Agreement, or any Collateral for the Obligations, shall have been released or terminated, such security interest, lien or Collateral securing the Obligations shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect any security interest, lien or Collateral securing the Obligations in respect of the amount of such payment, repayment, refund or return.

Section 8.04. Secured Party’s Right to Release Debtors. The Secured Party from time to time may take or release other security, may release any party primarily or secondarily liable for any Obligations or other indebtedness to the Secured Party, may grant extensions, renewals or indulgences with respect to such Obligations or other indebtedness and may apply any other security therefor held by the Secured Party to the satisfaction of such Obligations or other indebtedness, all without any obligation to give the Debtors notice of any thereof, and all without prejudice to any of the Secured Party’s rights under this Agreement. Furthermore, the Secured Party from time to time may enter into amendments of Transaction Documents with any party or parties primarily or secondarily liable for the Obligations, without any obligation to give the Debtors notice thereof, and without prejudice to any of the Secured Party’s rights under this Agreement regardless of whether any Debtor is a party to or consents to such amendments.

Section 8.05. Marshaling. The Secured Party shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Debtor hereby agrees that the Debtors will not invoke any Law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other Transaction Document, and, to the extent that it lawfully may, each Debtor hereby waives the benefit of all such Laws.

Section 8.06. Amendments. This Agreement shall not be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given under this Agreement, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Secured Party.

Section 8.07. Successors and Assigns. This Agreement shall be binding upon each Debtor and its successors and assigns, and shall inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Secured Party’s successors, transferees and assigns. This Agreement may not be assigned by any Debtor without the prior written consent of the Secured Party.

Section 8.08. Additional Assignors. It is understood and agreed that any Debtor that desires to become an assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the respective Transaction Documents, shall become an assignor hereunder by executing a counterpart hereof and delivering same to the Secured Party, or by executing a joinder to this Agreement, (y) delivering supplements to the schedules attached hereto as are necessary to cause such schedules to be complete and accurate with respect to such additional assignor on such date, and (z) taking all actions as specified in this Agreement as would have been taken by such assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Secured Party and with all documents and actions required above to be taken to the reasonable satisfaction of the Secured Party.

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Section 8.09. Severability. Any provision of this Agreement that is prohibited by, or unenforceable under, the Laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each Debtor hereby waives any provision of Law which renders any provision of this Agreement or any other Transaction Document prohibited or unenforceable in any respect.

Section 8.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart of this executed Agreement.

Section 8.11. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.12. Entire Agreement. This Agreement, any other Transaction Documents, and any other document executed and delivered by the Parties with this Agreement or the other Transaction Documents are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect.

Section 8.13. No Third Party Benefit. The terms and provisions of this Agreement are for the benefit of the Secured Party, and its successors and assigns, and no Third Party shall have any right or cause of action on account hereof.

Section 8.14. Waiver of Special and Punitive Damages. Each Debtor hereby waives to the fullest extent permitted by law all claims to special, indirect, consequential, exemplary and punitive damages in any lawsuit or other legal action brought by any Debtor against the Secured Party or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors, in respect of any claim arising under this Agreement, the other Transaction Documents, or any other agreement between the Secured Party and the Debtors at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, or in respect of any claims arising under common law or under any statute of any state or the United States, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, the Debtors acknowledge and agree that they shall not make any claim for special, indirect, consequential, exemplary or punitive damages against the Secured Party or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors.

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Section 8.15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 8.16. No Conditions Precedent. Each Debtor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Agreement exist as of the date of the execution of this Agreement, and that the effectiveness and enforceability of this Agreement is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Agreement.

Section 8.17. Waiver of Subrogation. Each Debtor agrees that the Debtors shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Secured Party in respect of the Obligations shall remain outstanding. Each Debtor further agrees that the Debtors shall have no right of contribution nor any other recourse against any other Debtor or any other subsidiary of the Company so long as any amount payable to the Secured Party in respect of the Obligations shall remain outstanding.

Section 8.18. Further Assurances. Each Debtor shall execute and deliver to the Secured Party such further assurances and take such other further actions as the Secured Party may from time to time request to further the intent and purpose of this Agreement and the other Transaction Documents and to maintain and protect the rights and remedies intended to be created in favor of the Secured Party under this Agreement and the other Transaction Documents.

Section 8.19. Security Interest Absolute. Each Debtor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered, or other action taken in reliance on this Agreement, and all other demands and notices of any description. All rights of the Secured Party and liens and security interests under this Agreement, and all obligations of the Debtors under this Agreement, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Obligations or Transaction Documents; (b) any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any recission, waiver, amendment or modification of any Transaction Document or any provisions thereof, including any increase in the Obligations resulting from future advances or protective advances or any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to any of the Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by any Debtor against the Secured Party; or (g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering any loans or other Obligations or any existence of or reliance on any representation by the Secured Party that might vary the risk of any Debtors or otherwise operate as a defense available to, or a legal or equitable discharge of, any Debtor or any other grantor, pledgor, guarantor or surety.

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Section 8.20. Filing and Recording. In addition to the Secured Party’s right to file UCC financing statements, the Secured Party is authorized and entitled to file, record or register this Agreement (or a photocopy of this Agreement) and other security interest or lien notices with any Governmental Authority to give notice of, and to further the legal operation and effect of, and perfect the interests of the Secured Party under, this Agreement. Within ten (10) days after the Secured Party’s request from time to time, the Debtors shall pay all of the Secured Party’s costs and expenses (including attorney’s fees, paralegal fees and other legal expenses) of preparing, filing, recording or registering this Agreement or any UCC financing statements or other security interest or lien notices related to this Agreement or the Collateral and any amendments to or continuations of any thereof.

Section 8.21. Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a)Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)Jurisdiction; Venue; Service.

(i)Each Debtor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii)Each Debtor agrees that venue shall be proper in any court of the Governing Jurisdiction located in New York County, New York selected by the Secured Party or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. Each Debtor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii)Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by any Debtor against the Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Debtors shall not file any counterclaim against the Secured Party in any suit, claim, action, litigation or proceeding brought by the Secured Party against any Debtor in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Secured Party brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Secured Party against the Debtor. Each Debtor agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by any Debtor against the Secured Party in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, each Debtor irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. Each Debtor and the Secured Party agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(iv)Each Debtor and the Secured Party irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.

(v)Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Debtor or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)Waiver of Jury Trial. The Debtors and the Secured Party mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction. The Debtors and the Secured Party acknowledge that this is a waiver of a legal right and that the Debtors and the Secured Party each make this waiver voluntarily and knowingly after consultation with counsel of its choice. The Debtors and the Secured Party agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

[The signature page follows. The remainder of this page is blank.]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Debtors and the Secured Party execute this Security Agreement as of the date first above written.

COMPANY:
HELBIZ, INC.

By: Salvatore Palella
Name:: Salvatore Pallela
Title: Chief Executive Office

SECURED PARTY:
YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By: /s/ Matt Beckman
Name: Matt Beckman
Title: Member

Schedules